UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

   FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2018

WYNN RESORTS, LIMITED
(Exact name of registrant as specified in its charter)

Nevada	000-50028	46-0484987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3131 Las Vegas Boulevard South Las Vegas, Nevada		89109
(Address of principal executive offices)		(Zip Code)
(702) 770-7555
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 16, 2018, Wynn Resorts, Limited (the "Company") announced that it has entered into a Settlement Agreement and Mutual Release (the "Settlement Agreement") by and among the Company, Stephen A. Wynn, Elaine P. Wynn, and Kimmarie Sinatra (collectively, the "Parties"). The Settlement Agreement resolves and unconditionally releases the Parties from the claims and cross claims that were asserted among the Parties in the legal proceedings pending in the Eighth Judicial District Court in Clark County, Nevada. Neither the Company nor Ms. Sinatra made any payment under the terms of the Settlement Agreement. The foregoing summary of the Settlement Agreement is qualified by reference to the Settlement Agreement, which is filed herewith as Exhibit 10.1.

Item 7.01	Regulation FD Disclosure.

A copy of the Company’s press release announcing the matters described in Item 1.01 of this report is attached hereto and furnished as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Settlement Agreement and Mutual Release, by and between Wynn Resorts, Limited, Stephen A. Wynn, Elaine P. Wynn, and Kimmarie Sinatra.
99.1	Press release, dated April 16, 2018, of Wynn Resorts, Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNN RESORTS, LIMITED

Dated: April 17, 2018	By:	/s/ Kim Sinatra
Kim Sinatra
Executive Vice President and General Counsel